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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported):  June 6, 1995



                           SUN COAST INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)



          Delaware                       0-10937                      59-192968
(State or other jurisdiction           (Commission               (IRS Employer
     of incorporation)                 File Number)              Identification No.)



                         2700 South Westmoreland Avenue
                              Dallas, Texas  75233
         (Address, including zip code, of principal executive offices)

      Registrant's telephone number, including area code:  (214) 373-7864
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         Item 5.  OTHER EVENTS.

         On June 6, 1995, the Board of Directors of Sun Coast Industries, Inc. (the "Company") declared a dividend of one common stock purchase right (a "Right") for each outstanding share of common stock, par value $.01 per share (the "Common Stock"), of the Company. The dividend is payable on July 6, 1995 (the "Record Date") to the stockholders of record of the Common Stock on that date. When the Rights become exercisable, each Right will entitle the registered holder to purchase from the Company one share of Common Stock at a price of $50.00 per share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and American Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent").

         Until the earlier to occur of the Close of Business on (i) the tenth day after the date a person (an "Acquiring Person") (other than the Company, any subsidiary of the Company, or any employee benefit plan of the Company or any subsidiary of the Company) alone or together with affiliates and associates, has become the beneficial owner of 20% (or such lower threshold as may be established by the Board of Directors) or more of the outstanding shares of Common Stock or (ii) the tenth business day after the date (or such later date as may be determined by action of the Board of Directors prior to such time as any person becomes an Acquiring Person) of the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group (other than the Company, any subsidiary of the Company, or any employee benefit plan of the Company or any subsidiary of the Company) of 20% (or such lower threshold as may be established by the Board of Directors) or more of such outstanding shares of Common Stock (the earlier of (i) or (ii) being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificate with a copy of this Summary of Rights attached thereto.

         The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier termination or expiration of the Rights), new Common Stock certificates issued after the Record Date, upon transfer or new issuance of shares of Common Stock, will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier termination or expiration of the Rights), the transfer of any certificates for shares of Common Stock, outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificate") will be mailed to holders of record of the shares of Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

         The Rights are not exercisable until the Distribution Date. The Rights will expire on July 6, 2005 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed by the Company, in each case, as described below.





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         The Purchase Price payable, and the number of shares of Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock, (ii) upon the grant to holders of the shares of Common Stock of certain rights or warrants to subscribe for or purchase shares of Common Stock at a price, or securities convertible into shares of Common Stock with a conversion price, less than the then current market price of the shares of Common Stock or
(iii) upon the distribution to holders of the shares of Common Stock of evidences of indebtedness or assets (excluding a regular quarterly cash dividend or a dividend payable in shares of Common Stock) or of subscription rights or warrants (other than those referred to above).

         In the event that on or after the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such (the "Stock Acquisition Date") the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold (in one transaction or a series of transactions other than in the ordinary course of business), proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, that number of common shares of the acquiring company which at the time of such transaction will have a market value of two times the Purchase Price. In the event that any person, together with its affiliates and associates, becomes the beneficial owner of 20% (or such lower threshold as may be established by the Board of Directors) or more of the shares of Common Stock then outstanding, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of Common Stock of the Company having a market value of two times the Purchase Price. Under no circumstances may a Right be exercised following the occurrence of an event set forth in the preceding sentence prior to the expiration of the Company's right of redemption.

         At any time after any person becomes an Acquiring Person and prior to the acquisition by such person, together with its affiliates and associates, of beneficial ownership of 50% or more of the outstanding shares of Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person which have become void), in whole or in part, at an exchange ratio of one share of Common Stock, per Right (subject to adjustment).

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of Common Stock will be issued and in lieu thereof, an adjustment in cash will be made based on the market price of the shares of Common Stock on the last trading day prior to the date of exercise.

        At any time prior to the tenth day following the first public announcement of the existence of an Acquiring Person, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right, payable in cash or shares of Common Stock (the "Redemption Price"); provided, however, that for the 120-day period after any date of a change (resulting from a proxy or consent solicitation) in a majority of the Board of Directors of the Company in office at the commencement of such solicitation, the Rights may only be redeemed if (i) there are directors then in office who were in office at the commencement of such solicitation and (ii) the Board





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of Directors of the Company, with the concurrence of a majority of such directors then in office, determines that such redemption is, in their judgment, in the best interests of the Company and its stockholders. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price. All rights relating to the Rights, including the right to exercise the Rights, will terminate.

        The terms of the Rights may be amended by the Board in any manner prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended in order to cure any ambiguity, defect or inconsistency, to make changes which do not adversely affect the interests of the holders of the Rights, or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable. Notwithstanding the foregoing, for the 120-day period after any date of a change (resulting from a proxy or consent solicitation) in a majority of the Board of directors of the Company in office at the commencement of such solicitation, the Rights Agreement may be supplemented or amended only if (i) there are directors then in office who were in office at the commencement of such solicitation and (ii) the Board of Directors of the Company, with the concurrence of a majority of such directors then in office, determines that such amendment or supplement is, in their judgment, in the best interests of the Company and its stockholders.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote (other than with respect to the amendment of Rights in certain circumstances) or to receive dividends.

         As of June 15, 1995, there were 4,005,429 shares of Common Stock issued and outstanding (no shares were held in treasury), an aggregate of 595,405 shares of Common Stock reserved for issuance pursuant to stock option plans and 114,269 shares reserved for issuance pursuant to exercise of an outstanding warrant. One Right will be distributed to shareholders of the Company for each share of Common Stock owned of record by them on July 6, 1995. One Right will be issued with respect to each share of Common Stock that shall become outstanding between the Record Date and the earliest of the Distribution Date, the date of Redemption of the Rights and the Final Expiration Date.

         The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company in a manner or on terms not approved by the Board of Directors. The Rights, however, should not deter any prospective offeror willing to negotiate in good faith with the Board of Directors. Nor should the Rights interfere with any merger or business combination approved by the Board prior to an Acquiring Person's acquiring 20% or more of the shares of the Company's Common Stock.

         A copy of the Rights Agreement between the Company and the Rights Agent specifying the terms of the Rights is attached as an Exhibit and incorporated herein by reference. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement.





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         Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

                        (c)     Exhibits
                                Item         Exhibit

                                4 Rights Agreement, dated as of June 6, 1995, between Sun Coast
                                             Industries, Inc. and American Stock
                                             Transfer & Trust Company.

                                99           Press Release, dated June 8, 1995.





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                                   SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                 SUN COAST INDUSTRIES, INC.



Date:  June 22, 1995                          By: /s/ Cynthia R. Morris
                                                  ------------------------
                                                  Cynthia R. Morris,
                                                  Chief Financial Officer





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                               INDEX TO EXHIBITS


 ITEM
NUMBER                                EXHIBIT
- ------                                -------

4 Rights Agreement, dated as of June 6, 1995, between Sun Coast Industries, Inc. and American Stock Transfer & Trust Company.

99           Press Release, dated June 8, 1995.